Exhibit 31.3

CERTIFICATION

I, R. Dirk Allison, Chief Executive Officer and Chairman of the Board of Addus HomeCare Corporation certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Addus HomeCare Corporation (the “Registrant”); and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 12, 2026

/s/ R. Dirk Allison
R. Dirk Allison
Chief Executive Officer and Chairman of the Board